United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,383,710
Unrealized Gain (Loss) on Market Value of Futures	(723,450)
Dividend Income	49
Interest Income	347
ETF Transaction Fees	1,050
Total Income (Loss)	$661,706

Expenses
General Partner Management Fees	$8,248
Brokerage Commissions	1,347
NYMEX License Fee	206
Non-interested Directors' Fees and Expenses	171
Prepaid Insurance Expense	121
Other Expenses	7,050
Total Expenses	17,143
Expense Waiver	(4,988)
Net Expenses	$12,155
Net Income (Loss)	$649,551

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/13	$19,208,621
Withdrawals (150,000 Units)	(5,322,495)
Net Income (Loss)	649,551

Net Asset Value End of Month	$14,535,677
Net Asset Value Per Unit (400,000 Units)	$36.34

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612